Exhibit 10.3

Execution Copy

FIRST AMENDMENT TO THE

EXECUTIVE EMPLOYMENT AGREEMENT OF JOHN REID-DODICK

This FIRST AMENDMENT TO THE EXECUTIVE EMPLOYMENT AGREEMENT (the “First Amendment”), by and between AOL Inc., a Delaware corporation (“Company”), and John Reid-Dodick (“Employee”) is made and entered into as of July 17, 2012 (the “Effective Date”).

WHEREAS, Employee and Company entered into an employment agreement dated December 1, 2011 (the “Employment Agreement”); and

WHEREAS, upon the request of Employee, Company and Employee have agreed to change certain terms of Employee’s equity incentive awards and desire to amend the Employment Agreement to reflect these changes.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee and Company agree as follows:

1. Paragraph 4D(i) of the Employment Agreement is hereby replaced in its entirety with the following:

(i) During the Employment Term, he will be eligible to participate in any grants or awards of long term equity incentives that are offered to all other Executive Vice Presidents of Company. Employee’s participation in any such programs will be at the same rate as comparable level Executive Vice Presidents of Company. Any such awards or grants shall be determined in accordance with the terms and conditions of the plans, agreements and notices under which such grants or awards were issued, subject to approval, and in a manner determined, by Company’s Board of Directors (or any duly authorized committee thereof) in its sole discretion.

2. Paragraph 4D(iii) of the Employment Agreement is hereby replaced in its entirety with the following:

(iii) RSUs shall have the following vesting schedule: (A) fifty percent (50%) of the RSUs shall vest on the second (2nd) anniversary from the date of grant; (B) an additional twenty-five (25%) shall vest on the third (3rd) anniversary from the date of grant; and (C) the remaining twenty-five percent (25%) shall vest on the fourth (4th) anniversary from the date of grant, provided, that Employee is continuously employed with Company from the grant date to each applicable vesting date. Except as may be otherwise provided in the applicable award agreement, any RSU that is unvested on the date of Employee’s termination for any reason shall be forfeited on such date of termination.

3. Paragraph 4D(iv) of the Employment Agreement is hereby replaced in its entirety with the following:

(iv) Stock Options shall vest over four (4) years following the date of grant, with twenty-five percent (25%) of such Stock Options vesting on the first (1st) anniversary of the date of grant, and monthly thereafter, provided, that Employee is continuously employed with Company from the grant date to each applicable vesting date. Except as may be otherwise provided in the applicable award agreement, any Stock Option that is unvested on the date of Employee’s termination for any reason shall be forfeited on such date of termination.

4. Counterparts. This First Amendment may be signed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

5. Entire Agreement. The Employment Agreement, as amended by this First Amendment, contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, written or oral, between the parties with respect thereto.

6. Employment Agreement Terms. Except as provided in this First Amendment, all terms and conditions of the Employment Agreement shall remain in effect and shall not be altered by this First Amendment.

(Signature page to First Amendment follows)

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

AOL INC.

By:	/s/ Julie Jacobs
Name:	Julie M. Jacobs
Title:	Executive Vice President and
General Counsel

JOHN REID-DODICK

/s/ John B. Reid-Dodick
Chief People Officer

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